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                           SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C., 20549



                                        FORM 8-K


                                     CURRENT REPORT



                         Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  December 12, 1995


                                   CERIDIAN CORPORATION
                 (Exact name of registrant as specified in its charter)


               Delaware                      1-1969              52-0278528
          (State of other jurisdiction of    (Commission    (I.R.S. Employer
          incorporation or organization)     File Number)   Identification
                                                                 No.)

               8100 34th Avenue South, Minneapolis, Minnesota         55425
               (Address of principal executive offices)             (Zip Code)
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             Registrant's telephone number, including area code:(612-853-8100)
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          Item 2.   Acquisition or Disposition of Assets.

               On December 12, 1995, Convoy Acquisition Corp. ("Merger
          Sub"), a wholly-owned subsidiary of Ceridian Corporation ("Ceridian") merged (the "Merger'') with and into Comdata
          Holdings Corporation ("Comdata"), after the Merger had been approved that morning at a special meeting of Comdata's stockholders and the issuance of additional shares of Ceridian Common Stock pursuant to the Merger had been approved that morning at a special meeting of Ceridian's stockholders. As a result, Comdata became a wholly-owned subsidiary of Ceridian. The Merger occurred pursuant to an Agreement and Plan of Merger, dated as of August 23, 1995 (the "Merger Agreement", by and among Ceridian, Merger Sub and
          Comdata. As a result of the Merger, each share of Comdata's Common Stock was converted into the right to receive 0.57 of a share of Ceridian Common Stock. Comdata stockholders who otherwise would be entitled to fractional shares of Ceridian Common Stock will receive cash in lieu thereof. Agreement on the exchange ratio was achieved as a result of direct negotiations between the Chairman and Chief Executive Officer of Ceridian and of Comdata, respectively, subject to approval by each company's board of directors. Comdata stockholders will receive in the aggregate approximately 20.5 million shares of Ceridian common stock as a result of the Merger.

               Comdata is a leading provider of transaction processing services to the trucking and gaming industries. Comdata provides funds transfer, regulatory permit and other services to trucking companies at numerous truck stops and other locations. Other trucking company services include debit card issuance and authorization, telephone services and backhaul information, all of which make use of the information processing or telecommunications capabilities of Comdata's proprietary computerized telecommunications network. Comdata also provides cash advance services to the gaming industry using credit cards and debit services employing automated teller machines and similar devices. Comdata uses its network to provide a system by which individuals may use MasterCard, VISA and Discover credit cards or their bank automatic teller machine card to obtain cash in casinos, racetracks and other gaming locations. In 1994, Comdata processed approximately 35.8 million funds transfer transactions for the trucking industry and approximately 6.6 million cash advance transactions at gaming locations, collectively involving approximately $8.4 billion.

               Charges related to the post-merger refinancing of Comdata's debt, as described in Item 5 below, and costs associated with the Merger are expected to total approximately $70 million and will be incurred in the fourth quarter 1995. An additional charge of approximately $10 million will be taken in the fourth quarter 1995 representing Comdata balance sheet revaluations due primarily to the application of Ceridian accounting policies to Comdata operations.


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          The Comdata acquisition, which is being accounted for on a pooling-
          of-interests basis, is expected to add approximately $280 million to Ceridian's 1995 revenue. Accordingly, Ceridian expects to conclude 1995 with approximately $1.3 billion of revenue and to record a profit for the year.

               The background of the Merger is more fully descibed in the Registration Statement of Ceridian on Form S-4 (File No. 33-64089) (the "egistration Statement". The Merger Agreement was included as Appendix A to the Prospectus (the ''Prospectus'') contained in the Registration Statement, and is incorporated herein by reference as Exhibit 2 hereto.

          Item 5.   Other Events.

               On December 12, 1995, Ceridian also concluded a three-year, $325 million revolving credit facility with a commercial bank syndicate, with Bank of America as agent. The credit facility will enable the combined company to finance Comdata's November 22, 1995 tender offers for all $130 million in principal amount of its outstanding 12.5% Senior Notes due 1999 and all $75 million in principal amount of its outstanding 13.25% Senior Subordinated Debentures due 2002. The tender offers will expire on December 21, 1995, at 5:00 p.m. (EST) unless extended by Comdata. The balance of the credit facility will be available to meet the post-merger working capital needs of Ceridian and Comdata.

               The credit facility is unsecured but is guaranteed by Comdata and its Comdata Network subsidiary, and has a final maturity of November 30, 1998. Ceridian is able to obtain revolving credit advances and up to $75 million in standby letters of credit under the facility. The pricing of the credit facility for both loans and letters of credit is determined based on Ceridian's post-merger senior, unsecured debt ratings. Current ratings would enable Ceridian to obtain revolving loans either at prime rate or at 65 basic points above 1, 2, 3 or 6-month IBOR, which means funds are initially available at an annual interest rate of approximately 6.3%. Credit availability under the facility in excess of $75 million is initially limited to retirement of Comdata's 12.5%
          Senior Notes, 13.25% Senior Subordinated Debentures and 11%
          Junior Subordinated Extendible Notes due 1997. Ceridian is subject to various covenants under the credit facility, including covenants pertaining to Ceridian's net worth, fixed charge coverage ratio and permitted debt.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


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          (a)  Financial Statements of Businesses Acquired.

               The following financial statements filed filed with the Securities and Exchange Commission by Comdata (File No. 0-16151) are incorporated herein by reference:

                    (1) The consolidated balance sheets of Comdata, as of December 31, 1994 and 1993, the related consolidated statements of operations, cash flows and stockholders' equity for the years ended December 31, 1994, 1993 and 1992, and the related Notes to Consolidated Financial Statements contained in Item 8 of the Annual Report on Form 10-K of Comdata for the year ended December 31, 1994 (but no other portions of such Form 10-K).

                    (2) The consolidated balance sheets of Comdata as of September 30, 1995 and December 31, 1994, the consolidated statements of operations and cash flows for the nine months ended September 30, 1995 and September 30, 1994, respectively, and the related Notes to Consolidated Financial Statements (Unaudited) contained in the Quarterly Report on Form 10-Q of Comdata for the quarter ended September 30, 1995 (but no other portions of each Form 10-Q).


          (b)  Pro Forma Financial Information.

               The following unaudited pro forma condensed combined financial statements of Ceridian and related Notes to Unaudited Pro Forma Condensed Combined Financial Statements are incorporated by reference from the section captioned ''Unaudited Pro Forma Condensed Combined Financial Statements'' on pages F1 through F-8 of the Prospectus contained in the Registration Statement:

               Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1995

               Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 1994, 1993 and 1992 and for the nine month periods ended September 30, 1995 and 1994.


          (c)  Exhibits.

               Exhibit 2     Agreement and Plan of Merger, dated as
                              of August 23, 1995 by and among Ceridian
                              Corporation, Convoy Acquisition Corp. and
                              Comdata Holdings Corporation (incorporated by reference to Appendix A to the Prospectus contained in Ceridian's Registration Statement on Form S-4 (File No. 33-64089).



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                                       SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CERIDIAN CORPORATION


          Dated:  December 21, 1995

                                        By:  /s/John A. Haveman
                                             Name:  John A. Haveman
                                             Title:  Vice President &
                                                            Secretary

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                                     EXHIBIT INDEX


          Exhibit No.                             Filing Information

               2    Agreement and Plan            Incorporated by reference
                    of Merger, dated as           to Appendix A to the
                    of August 23, 1995,           Prospectus contained in
                    by and among Ceridian         the Registration State-
                    Corporation, Convoy           ment of Ceridian Corpora-
                    Acquisition Corp. and         tion on Form S-4 (File
                    Comdata Holdings Cor-         No. 33-64089)
                    poration